UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 19, 2017

NABUFIT GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On or about October 18, 2017, the Board of Directors (“Board”) of NABUfit Global, Inc. (the “Company”) agreed to issue 100,000 shares to each of Mark Mersman and Scott Cox in connection with their appointment as officers of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Brian Mertz as Chief Executive Officer

On October 11, 2017, Brian Mertz resigned as the Company’s Chief Executive Officer. The resignation was not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

Appointment of Mark Mersman as Chief Executive Officer and Scott Cox as President

On October 18, 2017, the Board appointed Mark Mersman as the Company’s Chief Executive Officer and Chief Information Officer and Scott Cox as the Company’s President and Chief Operating Officer.   Pursuant to that appointment, the Company agreed to issue each of Mr. Mersman and Mr. Cox 100,000 shares of the Company’s Common Stock as a signing bonus with the ability to earn additional shares upon meeting certain performance milestones pursuant to their Employment Agreements.

Mr. Mersman currently serves as a consultant to three ancillary cannabis companies. Mark has also been providing consulting services for two cannabis focused investment funds since 2016.  Previously, Mr. Mersman co-founded and served as President of Unity Resources, LLC and Legacy Income Properties, LLC. Mr. Mersman had been leading a team in evaluating and investing in minerals and royalties for families and institutions.  Mr. Mersman has formed and has managed over 10 private investment funds, altogether encompassing over $10 million and in excess of 100 mineral and royalty acquisitions and divestitures. Mr. Mersman was founder and President of Mersman Capital Management, Inc., a private wealth advisory firm formed in September 2007 that provided portfolio management for a small group of high net worth individuals. Mersman Capital Management’s portfolio was sold and transitioned to another advisory firm in December of 2015. Prior to forming Mersman Capital Management, Mr. Mersman served as Regional Vice President for Fisher Investments from April 2000 to September 2007, where he managed a combined client portfolio of representing over $200 million. Mr. Mersman has previously held FINRA licenses 7, 63, and 65, and held the designation of Chartered Retirement Planning Counselor. Mr. Mersman is a graduate with a B.B.A. in Marketing and Finance from the University of Arkansas.

Mr. Cox has over 20 years of experience in the management and operations of public and private companies. Since October 2015, Mr. Cox has served as a Principal in Basin Capital, Inc., a private family office focused on the acquisition and divestiture of oil and gas minerals and royalties and various entrepreneurial ventures. Prior to Basin Capital, from July 2013 to October 2015, Mr. Cox served as Vice President of Land for Breitling Energy Corporation (OTC: BECC) where he was instrumental in acquiring over $20 million in producing and non-producing oil and gas properties. Prior to that he served as Director of Operations for Frontier Oilfield Services, Inc (OTC: FOSI) from September 2012 where he helped lead a public company acquisition and roll-up of 2 privately owned oilfield service companies. Mr. Cox attended Eastern New Mexico University where he studied Business Administration.

Adoption of 2017 Equity Incentive Plan

Summary of the Nabufit Equity Incentive Plan

The Incentive Plan was approved by the Nabufit Board on October 18, 2017 and by a majority of the Nabufit stockholders on October 19, 2017. The Incentive Plan permits Nabufit to grant “Awards,” that may consist of stock options, the grant or sale of restricted stock (“Restricted Stock”), stock appreciation rights (“SARs”), or hypothetical units issued with reference to Nabufit common stock (“Restricted Stock Units”), for up to 4,000,000 shares of Nabufit common stock. Awards may be granted under the Incentive Plan to employees, directors, and consultants of Nabufit and its subsidiaries, including also subsidiaries that Nabufit may form or acquire in the future. The Incentive Plan will be administered by the Nabufit Board or by a committee authorized by the Nabufit Board (the “Committee”), which will make all determinations with regard to the grant and terms of Awards, subject to the terms of the Incentive Plan.

Awards may “vest” on the date of grant or in periodic installments or upon the attainment of performance goals, or upon the occurrence of specified events as determined by the Nabufit Board or the Committee. The Nabufit Board or the Committee, in its discretion, may accelerate the vesting of an Award after the date of grant. An Award will “vest” when it becomes exercisable by the grantee or when restrictions on forfeiture of the Award lapse.

Stock Options

Options granted under the Incentive Plan may be either “incentive stock options” within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or “non-qualified” stock options that do not qualify incentive stock options. Incentive stock options may be granted only to employees of Nabufit and its subsidiaries. The exercise price of incentive stock options granted under the Incentive Plan must be equal to the fair market value of Nabufit common stock on the date the option is granted. In the case of an optionee who, at the time of grant, owns more than 10% of the combined voting power of all classes of Nabufit stock, the exercise price of any incentive stock option must be at least 110% of the fair market value of Nabufit common stock on the grant date, and the term of the option may be no longer than five years.

The exercise price of an option may be payable in cash or in Nabufit common stock having a fair market value equal to the exercise price, or in a combination of cash and common stock, or other legal consideration for the issuance of stock as the Nabufit Board or the Committee may approve.

Generally, options will be exercisable only while the optionee remains an employee, director or consultant, or during a specific period thereafter as approved by the Nabufit Board or the Committee, which will generally be three months, but in the case of the termination of an employee, director, or consultant’s services due to death or disability, the period for exercising a vested option shall be extended to the earlier of 12 months after termination or the previously determined expiration date of the option.

The number of shares covered by the Incentive Plan, and the number of shares and the exercise price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of common stock effected without receipt of consideration by Nabufit.

Restricted Stock and Restricted Stock Units

In lieu of granting options, Nabufit may enter into agreements under which the Award recipient may purchase or otherwise acquire Restricted Stock or Restricted Stock Units subject to such vesting, transfer, and repurchase terms and restrictions as the Nabufit Board or the Committee may determine. Nabufit may permit employees or consultants who purchase Restricted Stock to pay for their shares by delivering a promissory note or an installment payment agreement that may be secured by a pledge of their Restricted Stock. Nabufit may also issue Restricted Stock for services actually performed by the recipient prior to the issuance of the Restricted Stock.

The Nabufit Board or the Committee may require that Restricted Stock shall be held by Nabufit or in escrow pending the expiration or release of the applicable restrictions. Unvested Restricted Stock for which Nabufit has not received payment may be forfeited to Nabufit, or Nabufit may have the right to repurchase unvested shares upon the occurrence of specified events, such as termination of employment.

Subject to the restrictions set by the Nabufit Board or the Committee, a recipient of Restricted Stock generally shall have the rights and privileges of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by Nabufit for the recipient’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Nabufit Board or the Committee. The cash dividends or stock dividends so withheld and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the recipient in cash or, at the discretion of the Nabufit Board or the Committee, in common stock having a fair market value equal to the amount of such dividends, if applicable, upon the lapse or release of restrictions on the Restricted Stock and, if the Restricted Stock is forfeited, the recipient shall have no right to the dividends.

The terms and conditions of a grant of Restricted Stock Units shall be determined by the Nabufit Board or the Committee. No common stock shall be issued at the time a Restricted Stock Unit is granted, and Nabufit will not be required to set aside a fund for the payment of any such Award. A recipient of Restricted Stock Units shall have no voting rights with respect to the Restricted Stock Units. Upon the expiration of the restrictions applicable to a

Restricted Stock Unit, Nabufit will either issue to the recipient, without charge, one share of common stock per Restricted Stock Unit or cash in an amount equal to the fair market value of one share of common stock.

At the discretion of the Nabufit Board or the Committee, each Restricted Stock Unit (representing one share of Nabufit common stock) may be credited with cash and stock dividends paid in respect of one share (“Dividend Equivalents”). Dividend Equivalents shall be withheld by Nabufit for the recipient’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Nabufit Board or the Committee. Dividend Equivalents credited to a recipient’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Nabufit Board or the Committee, in common stock having a fair market value equal to the amount of the Dividend Equivalents and earnings, if applicable, upon settlement of the Restricted Stock Unit. If a Restricted Stock Unit is forfeited, the recipient shall have no right to the related Dividend Equivalents.

SARs

An SAR is the right to receive, upon exercise, an amount payable in cash or shares or a combination of shares and cash, as determined by the Nabufit Board or the Committee, equal to the number of shares subject to the SAR that is being exercised, multiplied by the excess of (a) the fair market value of a share of common stock on the date the SAR is exercised, over (b) the exercise price specified in the SAR Award agreement. SARs may be granted either as free standing SARs or in tandem with options, and with such terms and conditions as the Nabufit Board or the Committee may determine. No SAR may be exercised later than 10 years after the date of grant.

The exercise price of an SAR will be determined by the Nabufit Board or the Committee, but shall not be less than 100% of the fair market value of one share of common stock on the date of grant. An SAR granted in conjunction with an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided, however, that the SAR by its terms shall be exercisable only when the fair market value per share exceeds the exercise price per share of the SAR or related option. Upon any exercise of an SAR granted in tandem with an option, the number of shares for which the related option shall be exercisable shall be reduced by the number of shares for which the SAR has been exercised. The number of shares for which an SAR issued in tandem with an option shall be exercisable shall be reduced by the number of shares for which the related option has been exercised.

Withholding

To the extent provided by the terms of an Award Agreement or as may be approved by the Nabufit Board or the Committee, an optionee or recipient of an Award of Restricted Stock, Restricted Stock Units, or an SAR may satisfy any federal, state or local tax withholding obligation relating to the Award by any of the following means (in addition to Nabufit’s right to withhold from any compensation paid to the Award recipient) or by a combination of such means: (a) tendering a cash payment; (b) authorizing Nabufit to withhold shares of common stock from the shares otherwise issuable to the recipient as a result of the exercise or acquisition of shares under the Award, provided, however, that no shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to Nabufit previously owned and unencumbered shares of Nabufit common stock.

Changes in Shares Under the Incentive Plan

In the event of changes in the outstanding common stock or in Nabufit’s capital structure by reason of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as a recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, the terms of Awards granted under the Incentive Plan, and the maximum number of shares subject to all Awards under the Incentive Plan or with respect to which any one person may be granted Awards during any one year period, will be equitably adjusted or substituted, as to the number, price or kind of shares or other consideration subject to the Awards to the extent necessary to preserve the economic intent of the Awards. In making such adjustments, the Nabufit Board or the Committee shall generally ensure that the adjustments will not constitute a modification, extension or renewal of an incentive stock option within the meaning of Section 424(h)(3) of the Code, and in the case of non-qualified options, ensure that any adjustments will not constitute a modification of such non-qualified options within the meaning of Section 409A of the Code, and that adjustments or substitutions of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not cause Nabufit to be denied a tax deduction on account of Section 162(m) of the Code.

Restrictions on Transfers

Under the Incentive Plan, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

The foregoing description of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Resignation of Directors

Effective as of October 18, 2017, Directors Mads H. Fredericksen, Jorgen Buhl Rasmussen, Kristoffer Ewald and Allan J. Vestergaard resigned from the Board of Directors.  The resignations were not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

Appointment of Directors.

On October 18, 2017, the shareholders holding a majority of the issued and outstanding shares of the Company’s common stock have elected Ole Sigetty, Brian Palm Svaneeng Mertz, Mark Mersman, Scott Cox and Benjamin Esque as Directors of the Company, to serve until his respective successor is duly elected and qualified or his earlier resignation, death or removal by the stockholders of the Company.

Messrs. Sigetty and Mertz have previously served as officers and directors of the Company.

Mr. Esque is serial entrepreneur with a breadth of experience in the health care industry with a focus in the medical device and diagnostic arena. He has been involved in multiple startups and has a distinct experience in business development, product distribution licensing, and sales and marketing strategy. Mr. Esque has held multiple positions within the pharmaceutical, medical device, and biotechnology diagnostic industries.  Since 2014, he has served in key account management positions for Abiomed (ABMD), an S&P 400 medical device implant company. Previously, Mr. Esque was responsible for various strategic and training initiatives with Edwards Lifesciences (EW) pertaining to the US commercial launch of Transcatheter Heart Valves. Prior to that he led the global training and development for a division Johnson & Johnson and was a regional sales manager with KOS Pharmaceuticals, which was acquired by Abbot Laboratories for $4.1b. Mr. Esque holds a degree in business administration with a concentration in marketing from the University of California.

Item 5.03Amendments to Articles of Incorporation or Bylaws

On October 18, 2017, the shareholders holding a majority of the Company’s issued and outstanding shares of common stock approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to “NewBridge Global Ventures, Inc.” (“Amendment”).   The Amendment will be effective on the date which is 20 days after notice is provided to the shareholders of the Company, or about November 21, 2017.

Item 8.01 Other Events.

On October 20, 2017, the Company issued a press release disclosing the executive transition described above. A copy of that press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 99.1 99.2 99.3	Description of Exhibits Form Employment Agreement. 2017 Equity Incentive Plan Press Release dated October 20, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 20th day of October, 2017.

NABUFIT GLOBAL, INC.
By:	/s/ Robert Bench
	Name:	Robert Bench
	Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 99.1 99.2 99.3	Description of Exhibits Form Employment Agreement. 2017 Equity Incentive Plan Press Release dated October 20, 2017